        As filed with the Securities and Exchange Commission on July 31, 1998
                                                    Registration No. 333-______
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                               PEREGRINE SYSTEMS, INC.
                  (Exact name of issuer as specified in its charter)

                        DELAWARE                  95-3773312
                (State of incorporation)       (I.R.S. Employer
                                              Identification No.)

                                12670 HIGH BLUFF DRIVE
                            SAN DIEGO, CALIFORNIA  92130
                                   (619) 481-5000
                       (Address of principal executive offices)
                          ----------------------------------
                INNOVATIVE TECH SYSTEMS,  INC. 1994 STOCK OPTION PLAN
           INNOVATIVE TECH SYSTEMS, INC. NONSTATUTORY STOCK OPTION AGREEMENT
                              (Full title of the plans)
                          ----------------------------------
                                 RICHARD T. NELSON
                   VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              PEREGRINE SYSTEMS, INC.
                              12670 HIGH BLUFF DRIVE
                            SAN DIEGO, CALIFORNIA  92130
                                    (619) 481-5000
              (Name, address and telephone number of agent for service)
                         -----------------------------------
                                       COPY TO:
                              DOUGLAS H. COLLOM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI, P.C.
                                  650 PAGE MILL ROAD
                             PALO ALTO, CALIFORNIA 94304
                                    (650) 493-9300
                         -----------------------------------

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                                                    CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
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                                                                     PROPOSED                PROPOSED
               TITLE OF                          MAXIMUM              MAXIMUM                 MAXIMUM
              SECURITIES                          AMOUNT             OFFERING                AGGREGATE               AMOUNT OF
                TO BE                             TO BE              PRICE PER               OFFERING              REGISTRATION
              REGISTERED                       REGISTERED(1)           SHARE                   PRICE                   FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value)
  issuable under:
     1994 Stock Option Plan.................   485,629 shares      $  6.6591(1)           $ 3,233,852.07(2)          $  953.99
     Nonstatutory Stock Option Agreement....    23,410 shares      $ 10.6800(2)           $   250,018.80(2)          $   73.76
          TOTAL.............................   509,039 shares                             $ 3,483,870.87             $1,027.75
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $6.6591 per share covering authorized but unissued shares under the Innovative Tech Systems, Inc. 1994 Stock Option Plan.
(2) Computed in accordance with Rule 457(h) of the Securities Act. Such computation is based on the exercise price of $10.68 per share covering 23,410 shares of Common Stock issuable upon exercise of non-statutory stock option grant.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          Peregrine Systems, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Company's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1998 filed pursuant to Section 13 of the Exchange Act.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed March 7, 1997 pursuant to
Section 12(g) of the Exchange Act.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

          Article IX of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors o the fullest extent permissible under Delaware law.

          Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permissible under General Corporation Law of Delaware.

          The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

          In addition, pursuant to the terms of the Agreement and Plan of Reorganization by and among the Registrant, Homer Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"), and Innovative Tech Systems, Inc., an Illinois corporation ("ITS") dated as of May 7, 1998 (the "Merger Agreement"), whereby Merger Sub will merge with and into ITS (the "Merger") with ITS continuing as the surviving corporation as a wholly-owned subsidiary of the Registrant (the "Surviving Corporation"), the Registrant has agreed to fulfill and honor in all respects the obligations of ITS pursuant to any indemnification agreements between ITS and its directors and officers as of the Effective Time (as defined in the Merger Agreement) (the "Indemnified Parties") and any indemnification provisions under ITS's Certificate of Incorporation or Bylaws as in effect immediately prior to the merger. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of ITS as in effect immediately prior to the merger, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of ITS, unless such modification is required by law.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

             EXHIBIT
             NUMBER                          DESCRIPTION
             -------     ---------------------------------------------------
                 5.1     Opinion of counsel as to legality of securities
                         being registered.
               10.24     Innovative Tech Systems, Inc. 1994 Stock Option
                         Plan and form of Incentive Stock Option Agreement
                         thereunder
                23.1     Consent of Arthur Andersen LLP, Independent
                         Accountants for Peregrine Systems, Inc.
                23.2     Consent of Counsel (contained in Exhibit 5.1)
                24.1     Power of Attorney (see page II-4)

ITEM 9.   UNDERTAKINGS

     (a)  RULE 415 OFFERING   The undersigned registrant hereby undertakes:

          (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 31st day of July, 1998.

                              PEREGRINE SYSTEMS, INC.

                              By:    /s/ David A. Farley
                                   --------------------------------------------
                                   David A. Farley
                                   Vice President, Finance, and Chief Financial
                                   Officer


                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS STEPHEN P. GARDNER AND DAVID A. FARLEY, AND EACH OF THEM, AS HIS OR HER ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION IN EACH, FOR HIM OR HER IN ANY AND ALL CAPACITIES TO SIGN ANY AMENDMENTS TO THIS REGISTRATION STATEMENT ON FORM S-8, AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT, OR HIS SUBSTITUTES, MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



           Signature                        Title                  Date
--------------------------------   -----------------------     -------------

                                   President and Chief         July 31, 1998
 /s/ Stephen P. Gardner            Executive Officer
--------------------------------   (Principal Executive
Stephen P. Gardner                 Officer) and Director

 /s/ David A. Farley               Vice President,             July 31, 1998
--------------------------------   Finance, and Chief
David A. Farley                    Financial Officer
                                   (Principal Financial
                                   and Accounting Officer)
                                   and Director

 /s/ John J. Moores                Chairman of the Board       July 31, 1998
--------------------------------   of Directors
John J. Moores

 /s/ Christopher A. Cole           Director                    July 31, 1998
--------------------------------
Christopher A. Cole

 /s/ Richard A. Hosley II          Director                    July 31, 1998
--------------------------------
Richard A. Hosley II

 /s/ Charles E. Noell III          Director                    July 31, 1998
--------------------------------
Charles E. Noell III

 /s/ Norris van den Berg           Director                    July 31, 1998
--------------------------------
Norris van den Berg